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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (August 14, 2001):

                              NATIONAL BEAUTY CORP.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)

                   NEVADA         000-30212            133422912
                  --------        ---------          ------------
  (State or Other Jurisdiction   (Commission  (IRS Employer Identification
   of Incorporation)             File Number)           No.)


              4818 W. COMMERCIAL BLVD. FT. LAUDERDALE FLORIDA 33319
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code: (954-717-8680)

                            BEAUTYMERCHANT.COM, INC.
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

Not  Applicable.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

Not  Applicable.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

Not  Applicable
ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

Not  Applicable.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

ON JULY 30, 2001, WE REVERSE SPLIT OUR COMMON STOCK AT A RATIO OF 200 FOR 1. THIS REVERSE STOCK SPLIT WAS APPROVED BY OUR BOARD OF DIRECTORS AND A MAJORITY OF OUR SHAREHOLDERS. PRIOR TO THE REVERSE SPLIT, WE HAD 14,472,200 SHARES OF COMMON STOCK OUTSTANDING. AFTER THE REVERSE SPLIT, WE HAD 72,361 SHARES OF
COMMON  STOCK  OUTSTANDING.

THIS REVERSE STOCK SPLIT DID NOT AFFECT OUR AUTHORIZED SHARES OR THE PAR VALUE OF OUR SHARES. WE ARE AUTHORIZED TO ISSUE 100,000,000 SHARES OF COMMON STOCK AND 50,000,000 SHARES OF PREFERRED STOCK.

ON AUGUST 15, 2001, ED ROTH, OUR PRESIDENT AND A DIRECTOR , CONVERTED 25,000 SHARES OF PREFERRED STOCK INTO 250,000 SHARES OF COMMON STOCK. ALISHA ROTH, OUR VICE PRESIDENT AND A DIRECTOR, CONVERTED 25,000 SHARES OF PREFERRED STOCK INTO 250,000 SHARES OF COMMON. AFTER THE CONVERSION OF THESE PREFERRED SHARES, WE HAD 572,361 SHARES OF OUR COMMON STOCK OUTSTANDING. ED ROTH IS THE HOLDER OF 475,000 SHARES OF PREFERRED STOCK WHICH HAS NOT BEEN CONVERTED INTO COMMON STOCK; ALISHA ROTH IS THE HOLDER OF 475,000 SHARES OF PREFERRED STOCK WHICH HAS NOT BEEN CONVERTED INTO COMMON STOCK. EACH SHARE OF THESE PREFERRED SHARES IS CONVERTIBLE INTO TEN SHARES OF COMMON STOCK OR AN AGGREGATE OF 9,500,000 SHARES OF COMMON STOCK UPON CONVERSION.

ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not  Applicable.

ITEM  7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Not  Applicable.

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

Not  Applicable.

                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NATIONAL  BEAUTY  CORP.

 Date:  August  14,  2001         By:/s/  Ed  Roth
                                  ----------------
                                  Ed  Roth
                                  President  and  Chief  Executive  Officer